CONSENT OF THE INDEPENDENT AUDITOR
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As  the  independent accountant and auditor for OEF Corporate Solutions, Inc., I hereby consent to the incorporation by reference in this Form SB2 Statement of the audited financial statements dated March 26, 2003 as of December 31, 2002 and 2001.



/s/  Hawkins  Accounting
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April  9,  2003